Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 15, 2013 among Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), each of the Guarantors party hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture (the “Original Indenture”), dated as of April 15, 2013, pursuant to which the Company may issue Securities from time to time;

WHEREAS, the Company proposes to issue and establish a new series of Securities in accordance with Section 3.1 of the Original Indenture pursuant to this First Supplemental Indenture (the Original Indenture, as supplemented and amended by this First Supplemental Indenture, the “Indenture”); and

WHEREAS, all things necessary to make this First Supplemental Indenture the legal, valid and binding obligation of the Company have been done.

NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the respective meanings given them in the Original Indenture, provided that references to “this Indenture”, “herein”, “hereof” and “hereunder” and other words of a similar import in the Original Indenture shall be deemed to be a reference to the Original Indenture as supplemented and amended by this First Supplemental Indenture. Any references to “Article” or “Section” herein, shall be a reference to an article or section of this First Supplemental Indenture unless expressly specified otherwise. For purposes of the Indenture, the following terms shall have the meanings specified below, notwithstanding any contrary definition in the Original Indenture.

“Below Investment Grade Rating Event” means the rating on the Notes (as hereinafter defined) is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any “person” or

“group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than the Company and its Subsidiaries; (2) the approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; (4) the Company consolidates or merges with or into any entity, pursuant to a transaction in which any of the outstanding voting stock of the Company or such other entity is converted into or exchanged for cash, securities or other property (except when voting stock of the Company constitutes, or is converted into, or exchanged for, at least a majority of the voting stock of the surviving person); or (5) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” of a Comparable Treasury Issue means, with respect to any Redemption Date:

(i)	the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

(ii)	if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of such Reference Treasury Dealer Quotations; or

(iii)	if the Company obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to the Company’s board of directors with the approval of at least a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Independent Investment Banker” means one of the Reference Treasury Dealers or its successor selected by the Company or, if it is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, respectively.

“Moody’s” shall have the meaning given such term in the Original Indenture.

“Ratings Agencies” means each of Fitch, Moody’s and S&P, so long as such entity makes a rating of the Notes publicly available; provided, however, if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, the Company shall be allowed to designate a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) under the Exchange Act (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by the Company to pay rating agency fees to make a rating of the Notes shall not be a “reason outside of the control of the Company” for the purposes of the preceding sentence.

“Reference Treasury Dealers” means Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective successors) and one other primary U.S. government securities dealer selected by Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, a “Primary Treasury Dealer”). If any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer in its place.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company (or the Independent Investment Banker), of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“S&P” shall have the meaning given such term in the Original Indenture.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 15, 2023, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to April 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third Business Day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the Redemption Date.

ARTICLE II

THE NOTES

There is hereby established a new series of Securities with the following terms:

Section 2.1 Title; Nature. Pursuant to the terms hereof and Sections 2.1, 3.1 and 3.3 of the Original Indenture, the Company hereby creates a series of Securities designated as the “3.500% Senior Notes due 2023” (the “Notes”), which shall be deemed “Securities” for all purposes under the Original Indenture. The CUSIP Number of the Notes shall be 31620MAK2.

Section 2.2 Principal Amount. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Original Indenture or Section 2.7 of this First Supplemental Indentures and except (i) for any Notes which, pursuant to Section 3.3 of the Original Indenture, are deemed never to have been authenticated and delivered thereunder and (ii) as provided in the last sentence of Section 3.1(c) of the Original Indenture) is $1,000,000,000. The aggregate principal amount of the Notes may be increased by the Company without the consent of the holders of any Outstanding Notes; provided that if any additional Notes are issued at a price that causes them to have “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, they shall not have the same CUSIP Number as the original Notes. The Notes shall be initially issued on the date hereof and thereafter upon any reopening of the series of which the Notes are a part.

Section 2.3 Stated Maturity of Principal. The date on which the principal of the Notes is payable, unless the Notes are theretofore accelerated or redeemed or purchased pursuant to the Indenture, shall be April 15, 2023. The Notes shall bear no premium upon payment at Stated Maturity.

Section 2.4 Interest. The rate at which the Notes shall bear interest shall be 3.5% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears in accordance herewith and with the Indenture. Interest on the Notes shall accrue on the principal amount from, and including, the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date or the date on which the principal of the Notes has been paid or made available for payment, as the case may be. The Interest Payment Date of the Notes shall be April 15 and October 15 of each year. The initial Interest Payment Date shall be October 15, 2013. The Regular Record Date corresponding to any Interest Payment Date occurring on April 15 shall be the immediately preceding March 31 (whether or not a Business Day), and the Regular Record Date corresponding to any Interest Payment Date occurring on October 15 shall be the immediately preceding September 30 (whether or not a Business Day). Interest payable on the Notes on an Interest Payment Date shall be payable to the Persons in whose name the Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date provided, however, that Defaulted Interest shall be payable as provided in the Original Indenture.

Section 2.5 Place of Payment. The Place of Payment where the principal of and premium, if any, and interest on the Notes shall be payable is at the agency of the Company maintained for that purpose at the office of The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, Attention: Corporate Trust Administration, New York, New York 10286; provided, however, that payment of interest due on an Interest Payment Date may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by transfer to an account maintained by the Person entitled thereto; provided that the Paying Agent shall have received the relevant wire transfer information by the related Regular Record Date; and provided further that the Depositary, or its nominee, as holder of Notes in global form, shall be entitled to receive payments of interest, principal and premium, if any, by wire transfer of immediately available funds.

Section 2.6 Optional Redemption.

(1) The provisions of Article 10 of the Indenture shall be applicable to the Notes, subject to the provisions of this Section 2.6.

(2) The Company may, at its option, redeem the Notes, in whole or from time to time in part, at any time prior to January 15, 2023, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of unpaid interest accrued thereon to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but not including, the Redemption Date (subject to the right of Holders of record at the close of business on the relevant Regular Record Date to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date). The Company shall give the Trustee written notice of the Redemption Price with respect to any redemption pursuant to this clause (2) promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(3) The Company may, at its option, redeem the Notes, in whole or from time to time in part, at any time on or after January 15, 2023, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the Redemption Date (subject to the right of Holders of record at the close of business on the relevant Regular Record Date to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date).

Section 2.7 Right to Require Repurchase Upon a Change of Control Triggering Event.

(1) Upon the occurrence of any Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein (provided that with respect to the Notes submitted for repurchase in part, the remaining portion of such Notes is in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).

(2) Within 30 days following any Change of Control Triggering Event, the Company shall mail or deliver in accordance with the applicable procedures of the Depositary a notice to Holders of Notes, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i) a description of the transaction or transactions that constitute the Change of Control Triggering Event;

(ii) that the Change of Control Offer is being made pursuant to this Section 2.7 and that all Notes validly tendered and not withdrawn will be accepted for payment;

(iii) the Change of Control Payment and the “Change of Control Payment Date,” which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Purchase Notice” attached hereto as Exhibit B completed, or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(v) that Holders of the Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vi) if the notice is mailed prior to the date of the consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(3) On the Change of Control Payment Date, the Company shall be required, to the extent lawful, to:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(vii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes (or with respect to Global Notes otherwise make such payment in accordance with the applicable procedures of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of Notes properly tendered and not withdrawn a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(4) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 2.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.7 by virtue of such conflicts.

(5) Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer or (ii) prior to the occurrence of the related Change of Control Triggering Event, the Company has given written notice of a redemption to the Holders of the Notes as provided under Section 2.6 unless the Company has failed to pay the Redemption Price on the Redemption Date.

Section 2.8 No Sinking Fund. There shall be no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or except as set forth in Section 2.7 hereof, to repay any of the Notes prior to April 15, 2023 at the option of a Holder thereof. Article 11 of the Original Indenture shall not apply to the Notes.

Section 2.9 Guarantees. Section 9.9 and Article 12 of the Original Indenture shall apply without amendment or variation to the Notes.

Section 2.10 Denominations. The Notes shall be issued in fully registered form as

Registered Securities (and shall in no event be issuable in the form of Bearer Securities) in denominations of two thousand Dollars ($2,000) or any amount in excess thereof which is an integral multiple of one thousand Dollars ($1,000). The Notes shall be denominated, and all payments thereon shall be made, in Dollars.

Section 2.11 Global Notes. The Notes shall initially be issued in global form. The Depository Trust Company shall be the initial Depositary for the Notes. The Notes shall be transferred only in accordance with the provisions of Section 3.5 of the Original Indenture. Beneficial interests in Notes issued in global form shall be exchangeable for certificated Securities representing such Notes only the circumstances set forth in the seventh paragraph of Section 3.5 of the Original Indenture.

Section 2.12 Form of Notes. The form of the global Security representing the Notes is attached hereto as Exhibit A.

Section 2.13 Defeasance. For purposes of the Notes, Section 2.7 of this First Supplemental Indenture shall be considered an additional covenant specified pursuant to Section 3.1 of the Original Indentures for purposes of Section 4.5 of the Original Indenture.

Section 2.14 Events of Default. The Events of Default set forth in Sections 5.1 (1), (2), (3), (4), (5), (6) and (7) of the Original Indenture shall apply to the Notes.

Section 2.15 Other Provisions. The Trustee is appointed as the initial Registrar and Paying Agent for the Notes.

ARTICLE III

MISCELLANEOUS

Section 3.1 Original Indenture; Effect of the First Supplemental Indenture. The Original Indenture, as supplemented and amended hereby, is in all respects ratified and confirmed, and the terms and conditions thereof, as amended hereby, shall be and remain in full force and effect. The Original Indenture and the First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed included provision shall control.

Section 3.3 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company or any Guarantor shall bind its successors and assigns, whether expressed or not.

Section 3.4 Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5 Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Registrar, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 3.6 Recitals. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 3.7 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 3.8 Counterparts. This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Marc M. Mayo
	Name:	Marc M. Mayo
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Lawrence Dillard
	Title:	Vice President

Guarantors:

ADVANCED FINANCIAL SOLUTIONS,

      INC.

ANALYTIC RESEARCH TECHNOLOGIES,

      INC.

ASSET EXCHANGE, INC.

ATM MANAGEMENT SERVICES, INC.

AURUM TECHNOLOGY, LLC

CARD BRAZIL HOLDINGS, INC.

CHEX SYSTEMS, INC.

DELMARVA BANK DATA PROCESSING

      CENTER, LLC

EFD ASIA, INC.

EFUNDS CORPORATION

EFUNDS GLOBAL HOLDINGS

      CORPORATION

EFUNDS IT SOLUTIONS GROUP, INC.

ENDPOINT EXCHANGE LLC

FIDELITY INFORMATION SERVICES

      INTERNATIONAL HOLDINGS, INC.

FIDELITY INFORMATION SERVICES

      INTERNATIONAL, LTD.

FIDELITY INFORMATION SERVICES, LLC

FIDELITY INTERNATIONAL RESOURCE

      MANAGEMENT, INC.

FIDELITY NATIONAL GLOBAL CARD

      SERVICES, INC.

FIDELITY NATIONAL INFORMATION

      SERVICES, LLC

FIDELITY OUTSOURCING SERVICES, INC.

FIRM I, LLC

FIRM II, LLC

FIS MANAGEMENT SERVICES, LLC

FIS OUTPUT SOLUTIONS, LLC

FIS SOLUTIONS, LLC

GHR SYSTEMS, INC.

KIRCHMAN COMPANY LLC

KIRCHMAN CORPORATION

LINK2GOV CORP.

METAVANTE ACQUISITION COMPANY II

      LLC

METAVANTE CORPORATION

METAVANTE OPERATIONS RESOURCES
      CORPORATION

NYCE PAYMENTS NETWORK, LLC

PAYMENT SOUTH AMERICA HOLDINGS,

      INC.

PENLEY, INC.

PRIME ASSOCIATES, INC.

[Signature Page to the First Supplemental Indenture]

FIDELITY NATIONAL ASIA PACIFIC HOLDINGS, LLC FIDELITY NATIONAL CARD SERVICES, INC. FIDELITY NATIONAL E-BANKING SERVICES, INC. FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC., as Guarantors

SANCHEZ COMPUTER ASSOCIATES, LLC

SANCHEZ SOFTWARE, LTD.

SECOND FOUNDATION, INC.

THE CAPITAL MARKETS COMPANY

TREEV LLC

VALUTEC CARD SOLUTIONS, LLC

VECTORSGI, INC.

VICOR, INC.

WCS ADMINISTRATIVE SERVICES, INC.

WILDCARD SYSTEMS, INC.,

      as Guarantors

By:	/s/ Marc M. Mayo	By:	/s/ Marc M. Mayo
Name:	Marc M. Mayo	Name:	Marc M. Mayo
Title:	Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary	Title:	Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary

CERTEGY CHECK SERVICES, INC.

CERTEGY TRANSACTION SERVICES, INC.

CLEARCOMMERCE CORPORATION

COMPLETE PAYMENT RECOVERY SERVICES, INC.

DEPOSIT PAYMENT PROTECTION SERVICES, INC.

FIDELITY NATIONAL PAYMENT SERVICES, INC.

FIS CAPITAL LEASING, INC.

METAVANTE HOLDINGS, LLC

METAVANTE PAYMENT SERVICES, LLC,

     as Guarantors

By:	/s/ Marc M. Mayo
Name:	Marc M. Mayo
Title:	Authorized Signatory

[Signature Page to the First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE CERTIFICATE

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. A-	CUSIP No. 31620MAJ5

2.000% SENIOR NOTE DUE 2018

FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] Dollars ([            ]) on April 15, 2018.

Interest Payment Dates: April 15 and October 15, with the first Interest Payment Date to be October 15, 2013

Regular Record Dates: March 31 and September 30 (whether or not a Business Day)

Dated: April 15, 2013

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:
Name: Title:

Certificate of Authentication

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities of the series described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Dated:

FIDELITY NATIONAL INFORMATION SERVICES, INC.

2.000% SENIOR NOTE DUE 2018

1. INTEREST. Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate of 2.0% per annum, payable semiannually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on October 15, 2013 until the principal is paid or made available for payment. Interest on this Security will accrue from, and including, the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, April 15, 2013, in each case to, but excluding, the next Interest Payment Date or the date on which the principal hereof has been paid or made available for payment, as the case may be. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on this Security (except defaulted interest, if any, which shall be paid on such special payment date as may be fixed in accordance with the Indenture referred to below) to the Persons who are registered Holders at the close of business on the March 31 or September 30 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date. A holder must surrender this Security to a Paying Agent to collect principal and premium payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., shall act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. INDENTURE. The Company issued this Security under the Indenture (the “Base Indenture”), dated as of April 15, 2013, among Fidelity National Information Services, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended by the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of April 15, 2013, between such parties (the Base Indenture, as amended by the Second Supplemental Indenture, the “Indenture”). The terms of this Security were established pursuant to the Second Supplemental Indenture. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA. The Company will provide a copy of the Indenture, without charge, upon written request to the Company sent to 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Corporate Secretary. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. This Security is one of the series of Securities designated on the face hereof issued under the Indenture, unlimited in aggregate principal amount (the “Notes”).

5. PERSONS DEEMED OWNERS. Subject to Section 3.8 of the Base Indenture, the registered Holder or Holders of this Security shall be treated as owners of it for all purposes.

6. OPTIONAL REDEMPTION. At any time, the Company may at its option redeem all or a part of the Notes upon not more than 60 nor less than 30 days prior notice, at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of any Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of unpaid interest accrued thereon to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year of twelve 30 day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but not including, the Redemption Date.

7. CHANGE OF CONTROL TRIGGERING EVENT. In the event of a Change of Control Triggering Event, the Holders may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 2.7 of the Second Supplemental Indenture, subject to compliance with the procedures specified pursuant to the Second Supplemental Indenture.

8. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of this Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security), payment of principal, premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

9. UNCLAIMED MONEY. Subject to the terms of the Indenture, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request, and thereafter Holders entitled to the money shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

10. AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture or this Security may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities of each series affected by the amendment. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or this Security to, among other things, cure certain ambiguities or correct certain mistakes or to create another series of Securities and establish its terms.

11. DEFAULTS AND REMEDIES. The Events of Default set forth in Sections 5.1(1), (2), (3), (4), (5), (6) and (7) of the Indenture apply to this Security.

If an Event of Default, other than an Event of Default described in Section 5.1(5) or (6) of the Base Indenture, with respect to the Outstanding Securities of the same series as this Security occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all Outstanding Securities of the same series as this Security, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and accrued and unpaid interest, if any, on the aggregate principal amount of all Outstanding Securities of the same series as this Security to be due and payable, and upon any such declaration, such principal and interest, if any, shall be immediately due and payable. If an Event of Default specified in Section 5.1(5) or Section 5.1(6) of the Base Indenture occurs with respect to the Securities of the same series as this Security, the principal of and accrued and unpaid interest, if any, on all the Outstanding Securities of that series shall automatically become immediately due and payable without any declaration or act by the Trustee, the Holders of the Securities or any other party.

At any time after such a declaration of acceleration with respect to this Security has been made, the Holders of a majority in aggregate principal amount of all Outstanding Securities of the same series as this Security, by written notice to the Trustee, may rescind and annul such declaration and its consequences as provided, and subject to satisfaction of the conditions set forth, in the Indenture.

The Holders of a majority in aggregate principal amount of all Outstanding Securities of the same series as this Security, by written notice to the Trustee, may waive, on behalf of all Holders of such Securities, any past Default or Event of Default with respect to such securities and its consequences except (a) a Default or Event of Default in the payment of the principal of, or interest on, any such Security or (b) in respect of a covenant or provision of the Indenture which, pursuant to the Indenture, cannot be amended or modified without the consent of each Holder of each affected Outstanding Security of the same series as this Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured.

12. AMOUNT UNLIMITED. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. The Securities may be issued from time to time in one or more series. The Company may from time to time, without the consent of the Holders of this Security, issue additional Securities of the series of which this Security is a part on substantially the same terms and conditions as those of this Security.

13. TRUSTEE DEALINGS WITH COMPANY. Subject to the TIA, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

14. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Security.

15. DISCHARGE OF INDENTURE. The Indenture contains certain provisions pertaining to discharge and defeasance.

16. GUARANTEES. The Company’s obligations under this Security are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by the Guarantors, which may nevertheless be released from their obligations under the circumstances specified in the Indenture.

17. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18. GOVERNING LAW. This Security shall be governed by and construed in accordance with the internal laws of the State of New York.

19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[Remainder of Page Intentionally Left Blank]

ASSIGNMENT FORM

If you, as Holder of this Security, want to assign this Security, fill in the form below: I or we assign and transfer this Security to:

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint:

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him/her.

Date:

Your signature:

(Your signature must correspond with the name as it appears upon the face of this Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee)

Signature Guarantee:

[FORM OF NOTATION OF GUARANTEE]

Each of the undersigned (collectively, the “Guarantors”) have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of (and premium, if any) and interest on the 2.000% Senior Notes due 2018 (the “Notes”) issued by Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 12 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Guarantors, as such or in such capacity, shall have any personal liability for any obligations of the Guarantors under the Guarantees by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Notes.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Guarantors:

ADVANCED FINANCIAL SOLUTIONS,
INC.

ANALYTIC RESEARCH TECHNOLOGIES,
INC.

ASSET EXCHANGE, INC.

ATM MANAGEMENT SERVICES, INC.

AURUM TECHNOLOGY, LLC

CARD BRAZIL HOLDINGS, INC.

CHEX SYSTEMS, INC.

DELMARVA BANK DATA PROCESSING
CENTER, LLC

EFD ASIA, INC.

EFUNDS CORPORATION

FIDELITY NATIONAL GLOBAL CARD
SERVICES, INC.

FIDELITY NATIONAL INFORMATION
SERVICES, LLC

FIDELITY OUTSOURCING SERVICES, INC.

FIRM I, LLC

FIRM II, LLC

FIS MANAGEMENT SERVICES, LLC

FIS OUTPUT SOLUTIONS, LLC

FIS SOLUTIONS, LLC

GHR SYSTEMS, INC.

KIRCHMAN COMPANY LLC

KIRCHMAN CORPORATION

EFUNDS GLOBAL HOLDINGS
CORPORATION

EFUNDS IT SOLUTIONS GROUP, INC.

ENDPOINT EXCHANGE LLC

FIDELITY INFORMATION SERVICES
INTERNATIONAL HOLDINGS, INC.

FIDELITY INFORMATION SERVICES
INTERNATIONAL, LTD.

FIDELITY INFORMATION SERVICES, LLC

FIDELITY INTERNATIONAL RESOURCE
MANAGEMENT, INC.

FIDELITY NATIONAL ASIA PACIFIC
HOLDINGS, LLC

FIDELITY NATIONAL CARD SERVICES,
INC.

FIDELITY NATIONAL E-BANKING
SERVICES, INC.

FIDELITY NATIONAL FIRST BANKCARD
SYSTEMS, INC.,
as Guarantors

LINK2GOV CORP.

METAVANTE ACQUISITION COMPANY II
LLC

METAVANTE CORPORATION

METAVANTE OPERATIONS RESOURCES
CORPORATION

NYCE PAYMENTS NETWORK, LLC

PAYMENT SOUTH AMERICA HOLDINGS,
INC.

PENLEY, INC.

PRIME ASSOCIATES, INC.

SANCHEZ COMPUTER ASSOCIATES, LLC

SANCHEZ SOFTWARE, LTD.

SECOND FOUNDATION, INC.

THE CAPITAL MARKETS COMPANY

TREEV LLC

VALUTEC CARD SOLUTIONS, LLC

VECTORSGI, INC.

VICOR, INC.

WCS ADMINISTRATIVE SERVICES, INC.

WILDCARD SYSTEMS, INC.,
as Guarantors

By:	By:
Name:	Name:
Title:	Title:

CERTEGY CHECK SERVICES, INC.

CERTEGY TRANSACTION SERVICES, INC.

CLEARCOMMERCE CORPORATION

COMPLETE PAYMENT RECOVERY SERVICES, INC.

DEPOSIT PAYMENT PROTECTION SERVICES, INC.

FIDELITY NATIONAL PAYMENT SERVICES, INC.

FIS CAPITAL LEASING, INC.

METAVANTE HOLDINGS, LLC

METAVANTE PAYMENT SERVICES, LLC,
as Guarantors

By:
Name:
Title:

EXHIBIT B

PURCHASE NOTICE

(1) Pursuant to Section 2.7 of the First Supplemental Indenture, the undersigned hereby elects to have its Note repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or                      an amount in cash equal to 101% of the aggregate principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Change of Control Payment Date, as applicable, as provided in the First Supplemental Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Social Security or other Taxpayer Identification Number of recipient of Change of Control

Payment

Principal amount to be repurchased:

Remaining aggregate principal amount following such repurchase (at least U.S. $2,000 or an integral multiple of $1,000 in excess thereof):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of the related Note in every particular, without alteration or any change whatsoever.

B-1